                                                                   Exhibit 10.12


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                                    BETWEEN
                            ROBERT J. DOCKHORN, M.D.
                                      AND
               INTERNATIONAL MEDICAL TECHNICAL CONSULTANTS, INC.
               -------------------------------------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 1st day of April, 1997, by and between International Medical Technical Consultants, Inc., a Kansas corporation (hereinafter called "Employer"), having its principal office in the State of Kansas, and Robert J. Dockhorn, M.D. (hereinafter called "Employee").

          WHEREAS, Employer and Employee desire to enter into an agreement for the employment by Employer of Employee.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

          1.  Position.  Employer hereby employs Employee and Employee hereby
              --------
accepts employment in the position of Executive Vice President - IMTCI, with appropriate title, rank, status and responsibilities as determined from time to time by Employer upon the terms and conditions hereinafter set forth.

          2.  Term.  The period of employment under this Agreement shall begin
              ----
on the date of this Agreement (the "Effective Date"), and shall end on April 1, 2000 (the "First Termination Date"), unless sooner terminated pursuant to
Section 8 hereof. After the First Termination Date, employment hereunder may be renewed, upon the same terms and conditions, for successive periods of one year each, upon the delivery by either party, at least ninety (90) days prior to the expiration of the First Termination Date or any successive term, as applicable, of written notice to the other of a determination to renew such employment, but only so long as the other party does not elect in a writing delivered to such party within such 90-day period to refuse such renewal request. Notwithstanding the foregoing, Employee's employment hereunder shall be terminable at any time, and from time to time, in accordance with the provisions of Section 8 of this Agreement. Subject to Section 8(d) of this Agreement, the period during which
(a) Employee is employed under the
terms of this Agreement and (b) this Agreement is in force (other than with respect to the provisions that survive termination of this Agreement), shall be known hereafter as the "Term".

          3.  Duties.
              ------

              (a) During the Term, Employee agrees to use his best efforts in the business of Employer and to devote his full time, skill, attention and energies to the business of Employer, and shall not, during the Term, be engaged in any other business activity which shall be competitive with the business of Employer (other than passive investments in public companies) or which may (i) interfere with Employee's ability to discharge his responsibilities to Employer, or (ii) detract from the business of Employer. The Board of Directors of Employer (the "Board") shall have the power to determine the specific duties that shall be performed by Employee and the means and manner by which those duties shall be performed.

              (b) In furtherance of the restrictions on the activities of Employee set forth in Section 3(a) above, during the Term, Employee agrees:

              (i) except as set forth in Exhibit A hereto but only so long as it does not interfere with Employee's ability to discharge his responsibilities to Employer hereunder, not to work either on a part-time or independent contracting basis for any other company, business or enterprise without the prior written consent of the Board; and

              (ii) not to serve on the board of directors or comparable governing body of any other material business, civic or community corporation or similar entity without the prior written consent of the Board (excluding those boards of directors on which Employee serves as of the date of this Agreement, which boards, if any, are listed on Exhibit B hereto).

              (c) Employee agrees to use his reasonable efforts to impart his skill and knowledge relating to the business of Employer to such individuals as are designated by Employer, and to train such individuals in the aspects of the business with which Employee is familiar. In addition, at the request of Employer and without additional compensation, Employee shall use his best efforts to record and document his knowledge relating to the business of Employer.
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                                      -3-

          4.  Base Salary, Increases, Benefits, Expenses.  For all services
              ------------------------------------------
rendered by Employee under this Agreement and subject to Section 8 below, during the Term, Employer shall provide Employee with the following:

              (a) Commencing on the Effective Date, Employer shall pay to Employee, in equal bi-monthly installments, a base salary of $175,000 per year.

              (b) Employee shall be eligible for salary increases, which may be based on performance and/or cost-of-living factors, as determined under the provisions of any salary policy of Employer that is generally applicable to Employer's employees, provided that any such increases shall be reviewed and approved in advance by the Compensation Committee of the Board (the "Compensation Committee"), and Employee shall be entitled to such other increases in compensation as are otherwise imposed by the Compensation Committee, in its discretion, from time to time.

              (c) Employee shall participate in Employer's 1997 Bonus Plan, as such 1997 Bonus Plan currently exists on the date of this Agreement. Employee's bonus shall be earned on a monthly basis, but is to be paid annually.

              (d)  Employee shall receive a car allowance of $600.00 per month.
              (e) Employee shall receive a club membership allowance of $100.00 per month.

              (f) Employee shall participate in Employer's standard benefits programs, which presently include health, life and disability insurance, as well as those additional benefits (the "Additional Benefits") currently offered to Employer's executive staff. Such Additional Benefits shall include but not be limited to those benefits set forth on Exhibit C hereto. It is agreed that the nature and amount of the Additional Benefits not set forth on Exhibit C, if any, shall be determined from time to time by the Compensation Committee, in its discretion. Employer may, at its election, maintain policies of life and disability insurance on Employee, with Employer or an affiliate of Employer as beneficiary, and Employee shall cooperate as necessary to obtain such policies and to keep them in force. Employee shall be entitled to a total of twenty (20) days of paid vacation per year. Employee shall be covered by the holiday policy of the Employer, and, unless inconsistent with applicable law, by any other pension or retirement plan, disability benefit plan or any other benefit plan or arrangement of Employer (other than a medical or life insurance plan) presently or hereafter existing for the benefit of officers or employees of Employer generally, and determined by the Compensation Committee to be applicable to Employee.

              (g) Subject to such conditions as Employer may from time to time determine, Employer shall pay or reimburse Employee for reasonable expenses incurred by Employee in connection with the business of Employer and the performance of Employee's duties hereunder.

              (h) It is understood and agreed that the Compensation Committee will meet quarterly to review compensation matters of Employer, and will (on at least an annual basis) set all annual bonus targets, salary increases and benefits to which Employee shall be entitled to participate.

              (i) Employee shall be entitled to participate in the 1997 Incentive Stock Option Plan (the "ISO Plan") of PRA International, Inc., a Delaware corporation and the parent company of Employer ("PRADE").

          5.  [Intentionally Omitted]

          6.  Confidential Information and Certain Property Matters.
              -----------------------------------------------------

              (a) Employee hereby acknowledges that, in the course of his employment under this Agreement, he will be given access to or otherwise will come into contact with and/or will possess, and that with respect to Employer's business he already possesses, information, knowledge, contacts and experience relating to the businesses, operations, properties, assets, liabilities and financial condition of PRADE and its subsidiaries and affiliates, including, without limitation, Employer (collectively, the "Companies") and the markets and industries in which they operate, including, without limitation, information relating to business plans and ideas, trade secrets, intellectual property, know-how, formulas, processes, research and development, methods, policies, materials, results of operations, financial and statistical data, personnel data and customers in and related to the markets and industries in which the Companies operate (the "Confidential Information"), which are considered by Employer and the other Companies to be valuable, secret, confidential and proprietary. Employee hereby acknowledges and agrees that the Confidential Information is valuable, secret, confidential and proprietary to Employer and the other Companies, and hereby undertakes and agrees that he shall not, at any time (whether during or after the expiration of the Term), or for any purpose, make public, disclose, divulge, furnish, release, transfer, sell or otherwise make available to any person any of the Confidential Information, or otherwise use any of the same or allow any of the same to be used for any purpose including, but not limited to, contacting for any purpose the personnel, customers or suppliers of Employer or any other Company, other than as may be permitted to Employee under this Agreement. Notwithstanding the foregoing, Employee may, without violating this Section 6(a), disclose Confidential Information if (i) such disclosure is required to comply with a valid court order or any administrative law order or decree, (ii) Employee gives Employer advance written notice of the required disclosure so that Employer or another Company may, if it wishes, seek an appropriate protective order and (iii) Employee, in any event, requests that any disclosed information be afforded confidential treatment, to the greatest extent possible.

              (b) Employee hereby agrees to promptly and fully disclose to Employer all Inventions made or conceived by him that would be deemed applicable, useful or otherwise beneficial to or in respect of, the current business of Employer, in whole or in part, during his employment with Employer. For the purposes of this Agreement, "Inventions" include, but are not limited to, customer list compilations, machinery, apparatus, products, processes, results of research and development (including without limitation results that constitute trade secrets, ideas and writings), computer hardware, information systems, software (including without limitation source code, object code, documentation, diagrams and flow charts) and any other discoveries, concepts and ideas, whether patentable or not (including without limitation processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, concerning any present or prospective business activities of Employer). Any and all Inventions shall be the absolute property of Employer or its designees, and Employee acknowledges that he shall have no interest whatsoever in such Inventions. At the request of Employer and without additional compensation, Employee (i) shall make application in due form for United States letters patent and foreign letters patent on such Inventions, and shall assign to Employer all his right, title and interest in such Inventions, (ii) shall execute any and all instruments and do any and all acts necessary or desirable in connection with any such application for letters patent or in order to establish and perfect in Employer the entire right, title and interest in such Inventions, patent applications or patents and (iii) shall execute any instruments necessary or desirable in connection with any continuations, renewals or reissues thereof or in the conduct of any related proceedings or litigation. Except as authorized by Employer in writing, Employee shall not disclose, directly or indirectly, to any person other than Employer, any information relating to any Invention or any patent application relating thereto.

              (c) Employee hereby acknowledges and agrees that the work performed by Employee pursuant to his employment by Employer will be specifically ordered or commissioned by Employer, and that such work shall be considered a "work for hire" as defined in the Copyright Revision Act of 1976 (the "Act"), granting Employer full ownership to the work and all rights comprised therein. Should any work not fall within the definition of a "work for hire" as set forth in such Act, Employee hereby transfers and assigns to Employer full ownership of the copyright to the work and all rights comprised therein. Employee shall sign all applications for registration of such copyright as are requested by Employer, and shall sign all other writings and instruments and perform all other acts necessary or desirable to carry out the terms of this Agreement.

          7.  Covenant Not to Compete.  (a)  Except for passive investments in
              -----------------------
public companies, Employee agrees that during the Term and for a period of two years thereafter (the "Noncompetition Period"), he shall not directly or indirectly own, manage, operate, join, advise, consult, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business under any name similar to the name of any of the Companies or any other person whose principal business is (or the principal business of any of its affiliates is) competitive with any of the Companies or who proposes to engage in a business competitive with any of the Companies, or in any department or division of any other person where such department or division is competitive with any of the Companies (where the nature of each Company's business is measured (i) if the competitive act in question occurs during the Term, at the time the competitive act in question is made by Employee, and (ii) if the competitive act in question occurs after the Term, at the time Employee's employment is terminated hereunder). During the Noncompetition Period, Employee agrees that he shall not offer to any person any services that compete with or are substantially similar to those provided by any of the Companies (where the nature of each Company's business, including the services provided by such Company, are measured (1) if the offer is made during the Term, at the time the offer is made by Employee, and (2) if the offer is made after the Term, at the time Employee's employment is terminated hereunder).

              (b) Employee agrees that he shall not engage in unfair competition with any of the Companies during the Noncompetition Period.

              (c) Employee agrees that he shall not, during the Noncompetition Period (after the Term), other than on behalf of any of the Companies and consistent with his duties as an employee of Employer, directly or indirectly solicit the trade of, or trade with, any person who is a client, customer or supplier of any of the Companies (where all such clients, customers and suppliers are measured at the time Employee's employment is terminated hereunder) unless Employee receives the prior written consent of the Board to do so.

              (d) Employee agrees that he shall not, during the Noncompetition Period (after the Term), directly or indirectly, solicit or induce (or attempt to solicit or induce) to leave the employ of any of the Companies for any reason whatsoever, or hire, any person who (i) was employed by any of the Companies within one year prior to the time of the act of solicitation or inducement, or
(ii) is employed by any of the Companies at the time of the act of solicitation or inducement.

              (e) During and after the Term, Employee agrees not to disparage any of the Companies. During and after the Term, Employer agrees not to disparage the character of Employee.

              (f) Employee hereby specifically acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary to protect the legitimate interests of Employer and the other Companies, and that Employee desires to agree to the provisions of this Section 7. In the event that any of the provisions of this Section 7 should ever be held to exceed the time, scope or geographic limitations permitted by applicable law, it is hereby declared to be the intention of the parties hereto that such provision be reformed to reflect the maximum time, scope and geographic limitations that are permitted by such law.

              (g) Employee hereby acknowledges and agrees for himself, and for any person participating with him in any breach or threatened breach of this
Section 7 (the "Other Person"), that, owing to the special, unique and extraordinary nature of the matters covered by this Section 7, in the event of any breach or threatened breach by Employee or the Other Person of any of the provisions hereof, Employer or one or more other Companies would suffer substantial and irreparable injury, which could not be fully compensated by monetary award alone, and Employer would not have adequate remedy at law. Therefore, Employee agrees that, in such event, Employer or such other Companies shall be entitled to temporary and/or permanent injunctive relief against him and any such Other Person, without the necessity of proving actual damages or of posting bond to enforce any of the provisions of this Section 7, and he hereby waives for himself and for any such Other Person the defenses, claims, or arguments that the matters are not special, unique, and extraordinary, that Employer or such other Companies must prove actual damages, and that Employer or such other Companies has an adequate remedy at law.

              (h) Employee further agrees that the rights and remedies described in this Section 7 are cumulative and shall be in addition to and not in lieu of any other rights and remedies otherwise available under this Agreement, or at law or in equity, including but not limited to monetary damages.

              (i) The provisions of this Section 7 shall inure to the benefit of and be enforceable by each of the Companies.

          8.  Termination.
              -----------

              (a) Basic Termination. In addition to the termination provisions set forth in Section 8(b) and Section 8(c) hereof, the Term shall terminate pursuant to the applicable provisions of Section 2 hereof and immediately upon the death of Employee. Upon termination of the Term under the applicable provisions of Section 2 hereof or upon the death of Employee, Employer shall have no further obligation to Employee except as set forth in Section 9 hereof.

              (b) Termination By Employer. The Term may be terminated by Employer under the following circumstances (in each case, upon such termination, Employer shall have no further obligation to Employee except as set forth in
Section 9 hereof):

              (i) Disability. If during the Term, Employee shall be prevented from performing his duties for a continuous period of one hundred and eighty (180) days by reason of disability which renders Employee physically or mentally incapable (excluding infrequent and temporary absences due to illness) of performing substantially all of his duties under this Agreement, Employer may terminate Employee's employment hereunder. If after a period of disability commences (but prior to termination of Employee's employment), Employee returns to work for a period of at least twenty (20) consecutive work days, the period of disability shall be deemed to terminate and not be counted towards any period of subsequent disability. For purposes of this Agreement, Employer, upon the advice of a qualified and impartial physician, shall determine whether Employee has become physically or mentally incapable of performing substantially all of his duties under this Agreement. Employer shall give Employee (or his guardian, as applicable) thirty (30) days' written notice of termination of the Term under this Section 8(b)(i).

              (ii) For Good Cause. Employer may terminate Employee's employment at any time for Good Cause (as defined below), by giving reasonable notice under the circumstances to Employee. "Good Cause" shall include, without limitation, (A) a material breach of this Agreement by Employee (where Employee fails to cure such breach within five (5) days after being notified in writing by Employer of such breach), (B) Employee's failure to perform his assigned duties without an excuse that is reasonably acceptable to Employer, (C) Employee engages in an act (or causes an act) that has a material adverse impact on the reputation, business, business relationships or financial condition of Employer, (D) the conviction of Employee of a felony or any crime involving moral turpitude, fraud or misrepresentation, (E) misappropriation or embezzlement by Employee of funds or assets of Employer, and (F) Employee's willful refusal to perform specific directives of the Board which are consistent with the scope, ethics and nature of Employee's duties and responsibilities hereunder. Notwithstanding the foregoing, "Good Cause" shall not include a situation whereby Employer asks Employee to relocate to another city and Employee declines to do so. Termination by Employer for Good Cause hereunder based on a material breach of this Agreement or for other wrongful acts committed by Employee against Employer, shall not abrogate the rights and remedies of Employer in respect of the breach or wrongful act giving rise to such termination.

              (c) Termination by Employee. The Term may be terminated by Employee upon thirty (30) days' written notice given to Employer after a material breach hereof by Employer (where Employer fails to cure such breach within five (5) days after being notified in writing by Employee of such breach). Termination by Employee hereunder shall not abrogate the rights and remedies of Employee in respect of the breach giving rise to such termination. Upon termination by Employee following a material breach by Employer, Employee shall have no further duties or obligations to Employer under this Agreement (except as contemplated by Section 8(d) below).

              (d) Survival of Sections. It is agreed that notwithstanding anything contained in this Agreement to the contrary,

Sections 6, 7, the applicable provisions of Sections 8(b)(ii), 9 and 10 of this Agreement shall survive termination of the Term.

          9.  Payments by, Obligations of, and Events Affecting the Respective
              ----------------------------------------------------------------
Parties in Event of Termination.
-------------------------------

              (a) Should the Term terminate under Section 8(a) of this Agreement (expiration of the Term or the death of Employee), or be terminated by Employer under Section 8(b)(i) of this Agreement (disability of Employee):

              (i)  Employee shall be entitled to receive:

                   (A) any and all accrued but unpaid base salary compensation due to Employee as of the date on which the Term is terminated shall be paid within fifteen (15) days of such date; plus

                   (B) severance payments equal to the sum of (y) six months base salary (as it would normally be paid) plus (z) an additional six months base salary less the fair market value (as of the date on which the Term is terminated) of any options held by Employee under the ISO Plan which have vested and any shares held by Employee as a result of the exercise by Employee of vested options held by Employee under the ISO Plan (such fair market value to be determined by the Board in good faith).

              (ii) Benefits pursuant to any of Employer's employee benefit plans shall be payable in accordance with the terms of the instruments applicable thereto.

              (iii) All unvested options held by Employee under the ISO Plan will automatically terminate (under the terms of the ISO Plan).

              (iv) In the event the Term is terminated due to the death of Employee, PRADE shall have the right, in its sole discretion (under the terms of the ISO Plan), to purchase from the estate of Employee (within ninety (90) days of the date on which the Term is terminated), vested options held by Employee under the ISO plan and/or any shares held by the estate of Employee as a result of the exercise by Employee (or his estate) of vested options held by Employee under the ISO Plan. The purchase price of the options and shares contemplated by this Section 9(a)(iv) shall be the fair market value of such vested options and/or shares as of the date on which the Term is terminated (as determined by the PRADE Board in good faith).

              (b)   Should the Term be terminated by Employer under
Section 8(b)(ii) of this Agreement (for Good Cause):

              (i) Employee shall be entitled to receive (within fifteen (15) days of the date on which the Term is terminated) any and all accrued but unpaid base salary compensation due to Employee as of the date on which the Term is terminated.

              (ii) Benefits pursuant to any of Employer's employee benefit plans shall be payable in accordance with the terms of the instruments applicable thereto.

              (iii) All unvested options held by Employee under the ISO Plan will automatically terminate (under the terms of the ISO Plan).

              (iv) All vested options held by Employee under the ISO Plan that are not exercised by Employee within ninety (90) days of the date on which the Term is terminated, will automatically terminate (under the terms of the ISO Plan).

              (c) Should the Term be terminated by Employee under Section 8(c) of this Agreement:

              (i)   Employee shall be entitled to receive:

                    (A) Any and all accrued but unpaid base salary compensation due to Employee as of the date on which the Term is terminated (payable within fifteen (15) days of the date on which the Term is terminated); plus

                    (B) full base salary (payable monthly at the same time Employee would otherwise be entitled to receive such base salary if Employee were still employed by Employer) (y) through February 1, 1999 or (z) for a period of twelve (12) months after the date on which the Term is terminated, whichever period is longer.

              (ii) Benefits pursuant to any of Employer's employee benefit plans shall be payable in accordance with the terms of the instruments applicable thereto.

              (iii) All unvested options held by Employee under the ISO Plan will automatically vest as of the date on which the Term is terminated (under the terms of the ISO Plan).

              (iv) Within ninety (90) days of the date on which the Term is terminated, Employee shall have the option (under the terms of the ISO
          Plan) to require PRADE to repurchase (during such ninety (90) day period) vested options held by Employee under the ISO Plan and/or shares of PRADE's common stock previously issued pursuant to the exercise of options held by Employee under the ISO Plan. The purchase price of the options and/or shares contemplated by this
          Section 9(c)(iv) shall be the fair market value of such vested options and/or shares as of the date on which the Term is terminated (as determined by the PRADE Board in good faith). Notwithstanding the foregoing, the obligation of PRADE to repurchase the options and/or shares referenced in this Section 9(c)(iv) shall only apply to the extent PRADE has funds legally and readily available to make such repurchase (with the availability of the funds being determined by the PRADE Board in good faith).

          10.  Records.  Upon termination of Employee's employment with Employer
               -------
for any reason under this Agreement, Employee shall promptly deliver to Employer any and all correspondence, mailing lists, drawings, blueprints, manuals, letters, records, notes, notebooks, reports, flow-charts, programs, proposals, computer tapes, discs and diskettes which are in Employee's possession or under his control, and any and all documents concerning or relating to Employer's or any other Company's business, clients, customers, investors or lenders, or concerning products, processes or technologies used by Employer or any other Company which are in Employee's possession or under his control, and, without limiting the foregoing, shall promptly deliver to Employer any and all documents or materials which are in Employee's possession or under his control containing or constituting Confidential Information.

          11.  Arbitration.  Except with respect to matters involving equitable
               -----------
remedies (in which case any such matter may be brought in a court of competent jurisdiction), all disputes between Employer and Employee hereunder, or otherwise arising out of the employment or termination of employment of Employee, shall be settled by arbitration before a three-member panel pursuant to the rules of the American Arbitration Association, in Washington, D.C. The award rendered by the arbitrators shall be conclusive and binding upon the parties hereto. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared.

          12.  Entire Agreement.  This Agreement (together with Exhibit A and
               ----------------
Exhibit B hereto) supersedes any prior agreement between the parties hereto with respect to the subject hereof; constitutes the entire agreement between the parties hereto with respect to the subject hereof; and replaces in its or their entirety (and stands as a written amendment thereto or termination thereof, as required) any and all agreements regarding employment (whether written or oral) that Employee may have in place with Employer as of the Effective Date. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed in the name of the party or parties making such amendment, alteration or modification.

          13.  Severability.  The provisions of this Agreement shall be deemed
               ------------
severable, and, subject to Section 7(f) of this Agreement, if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

          14.  Governing Law.  This Agreement is to be governed by and
               -------------
interpreted under the laws of the State of Kansas, without regard to the conflicts of laws provisions or rules of such State's law.

          15.  Headings; Form of Words.  The headings contained in this
               -----------------------
Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.
Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires. The term "person" as used herein refers to a natural person, a corporation, a limited liability company, a partnership, a joint venture, or other entity or association, as the context requires.

          16.  Notices.  All notices, requests, consents, payments, demands and
               -------
other communications required or contemplated under this Agreement ("Notices") shall be in writing and (a) personally delivered, (b) deposited in the United States mail, registered or certified mail, return receipt requested, with postage prepaid, or (c) sent by Federal Express or Airborne Courier (for next business day delivery), shipping prepaid, as follows:

          If to Employer, to:

          International Medical Technical Consultants, Inc.
          c/o PRA International, Inc.
          American Center
          8300 Boone Boulevard, Suite 310
          Vienna, Virginia  22128
          Attn:  President

          If to Employee, to:

          Robert J. Dockhorn, M.D.
          8510 Delmar Lane
          Prairie Village, KS  66207

or such other persons or address as any party may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or, if sent by U.S. mail, five (5) business days after the date mailed in the manner set forth in this Section 16, or, if sent by Federal Express or Airborne Courier, one business day after such sending.

          17.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.  Successors and Assigns.  All the terms and provisions of this
               ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors, assigns, heirs and representatives of the parties hereto, whether so expressed or not. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other party hereto.

          19.  Cooperation.  Each party to this Agreement agrees to cooperate
               -----------
with the other party hereto to carry out the purpose and intent of this Agreement, including without limitation the execution and delivery to the appropriate party of all such further documents as may reasonably be required in order to carry out the terms of this Agreement.

          20.  Waiver.  Any waiver of any provision hereof (or in any related
               ------
document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

          21.  Indemnification.  Employee shall be entitled to be indemnified by
               ---------------
Employer to the fullest extent permitted by the Kansas Stock Corporation Act notwithstanding any limitations set forth in Employer's Articles of Incorporation.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


Employer:                              INTERNATIONAL MEDICAL
                                       TECHNICAL CONSULTANTS, INC.


                                       By: /s/ P.K. Donnelly
                                          ----------------------------------
                                       Print Name:  P.K. Donnelly
                                       Print Title: Executive Vice President



Employee:                                  /s/ Robert J. Dockhorn, M.D.
                                          ----------------------------------
                                               ROBERT J. DOCKHORN, M.D.

                                   Exhibit A

                         Permitted Outside Activities
                         ----------------------------

          Positions Held:
               Glaxo Consultant
               HMR Consultant

          Speakers Bureau:
               Zeneca
               Wallace
               Schering
               Glaxo
               HMR
               BI
               Pfizer

          Associated Groups:
               Dockhorn Properties, L.L.C.
               Robert J. Dockhorn, M.D., P.A.

          Hospital Staff Affiliations:
               Columbia Overland Park Regional Medical Center
               Shawnee Mission Medical Center
               Truman Medical Center

                                   Exhibit B

                  Boards of Directors on Which Employee Serves
                  --------------------------------------------
                        as of the Date of this Agreement
                        --------------------------------

        American In-Vitro Allergy/Immunology Society, Board of Directors

        American Association of Certified Allergists, Board of Governors

                                   Exhibit C

                              Additional Benefits
                              -------------------

     IMTCI pays the fees/licenses of the following medical organizations:

               Medical Organization/License           Current Fee
               ----------------------------           -----------
     AAAI                                               $340.00
     ACAAI                                              $265.00
     American Academy of Pharm.                         $100.00
     Physicians
     American Academy of Pediatrics                     $ 55.00
     American Medical Association                       $ 84.00
     Kansas Thoracic Society                            $ 15.00
     Kansas State Board of                              $150.00
     Healing Arts (License)
     Missouri State Allergy Association                 $ 58.00
     Missouri State Dept. of Health                     $ 30.00
     (License)
     KU Medical Alumni Association                      $ 25.00
     Kansas Medical Society                             $ 84.00
     Johnson County Medical Society                     $100.00
     American Association of Certified                  $ 75.00
     Allergists
     DEA (License)                                      $ 70.00
     Faculty of Pharmaceutical Medicine                 $171.75
      of the Royal Colleges of Physicians
      of the United Kingdom
     American In-Vitro                                  $150.00
     Allergy/Immunology

     IMTCI pays the expenses of attending the following medical meetings:

                                      AAAI
                                      ACAI
                                      ATS

                              AMENDMENT NO. 1 TO
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This AMENDMENT NO. 1 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Amendment") is made as of the 14th day of November 1997 by and between International Medical Technical Consultants, Inc., a Kansas corporation (hereinafter called "Employer"), and Robert J. Dockhorn, M.D. (hereinafter called "Employee").

     WHEREAS, Employer and Employee are parties to that certain Employment and Non-Competition Agreement dated as of April 1, 1997 (the "Employment Agreement"; capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Employment Agreement); and

     WHEREAS, the parties hereto have agreed to amend the Employment Agreement on the terms and conditions contained herein so that the terms of such Employment Agreement conform to the terms and conditions of that certain Amended and Restated Option Agreement (the "Option Agreement") by and between Employee and Employer's parent, PRA International, Inc., a Delaware corporation ("International"), which Option Agreement is being executed concurrently herewith.

          NOW THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendments to Employment Agreement.  From and after the Effective Date
          ----------------------------------
(as defined in Section 2 hereof), the Employment Agreement is hereby amended by deleting Sections 9(a)(iv) and 9(c)(iv) in their entirety.

     2.   Effectiveness of Amendment.  This Amendment shall become effective as
          --------------------------
of the consummation on or before January 31, 1998 of an initial public offering of common stock of International approved by the Public Offering Committee of the International Board (the "Effective Date") upon the execution and delivery of this Amendment by each of the parties hereto. In the event such an initial public offering is not consummated on or before January 31, 1998, this Amendment shall be null and void. At all times on and after the Effective Date, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the

Employment Agreement as amended by this Amendment. Except as, and to the extent, specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     3.   Execution in Counterparts.  This Amendment may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     4.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
          -------------
IN ACCORDANCE WITH THE LAW OF THE STATE OF KANSAS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

     5.   Headings.  Section headings in this Amendment are included herein for
          --------
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to Employment Agreement as a sealed instrument as of the date first set forth above.

                                        INTERNATIONAL MEDICAL
                                        TECHNICAL CONSULTANTS, INC.



                                        By: /s/ Earle Martin
                                           ---------------------------
                                           Name: Earle Martin
                                           Title: President


                                        /s/ Robert J. Dockhorn
                                        ------------------------------
                                        ROBERT J. DOCKHORN, M.D.